Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

ALION SCIENCE AND TECHNOLOGY CORPORATION
(A Delaware Corporation)

Dated: September 2002

AMENDED AND RESTATED

BY-LAWS

OF

ALION SCIENCE AND TECHNOLOGY CORPORATION

ARTICLE I

OFFICES

     SECTION 1. PRINCIPAL OFFICE. The registered office of the corporation shall be located in the County of New Castle, State of Delaware.

     SECTION 2. OTHER OFFICES. The corporation may also have offices at such other place, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. If no designation is made, the place of the meeting shall be the principal office of the corporation.

     SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held following the end of the corporation’s fiscal year at a date and time determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated by the Board of Directors for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as is convenient.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chief Executive Officer, the Chairman of the Board of Directors or a majority of the Board of Directors, or by written request of stockholders of the corporation owning a majority of the issued and outstanding shares of common stock of the corporation.

     SECTION 4. NOTICE. Written notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior thereto, either personally or by mail, addressed to each stockholder at his address as it appears on the records of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

     SECTION 5. ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than thirty (30) days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     SECTION 6. QUORUM. The holders of a majority of each class of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of each class of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or of the corporation’s certificate of incorporation, as amended and restated (the “Certificate of Incorporation”), a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 7. VOTING. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the class of capital stock having voting power held by such stockholder, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Election of directors need not be by written ballot.

     SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed either before or after such action, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such written consents shall be filed in the Corporation’s minute book.

ARTICLE III

DIRECTORS

     SECTION 1. NUMBER AND TENURE. The Board of Directors shall consist of at least three (3) and not more than twelve (12) directors. The authorized number of directors of the Corporation shall be set at seven (7), and shall be subject to change as set from time to time pursuant to a resolution duly adopted by a majority of the Board of Directors then in office. Consistent with the provisions of the Certificate of Incorporation, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible as determined from time to time. At each annual election held after such classification, directors shall be chosen for a full term to succeed those whose terms expire. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease there shall be vacancies on the Board of Directors which are being eliminated by such decrease.

     SECTION 2. RESIGNATION OR REMOVAL. Any director may at any time resign by delivering to the Board of Directors his resignation in writing, to take effect no later than ten days thereafter. Any director may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of a majority of the shares of stock issued and outstanding and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the shares of stock issued and outstanding.

     SECTION 3. VACANCIES. Vacancies resulting from resignation or removal may be filled by the vote of a majority of the directors then in office, even if less than a quorum. Newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of stockholders of the corporation.

     SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held annually at a date, time and place set by the Chairman of the Board of Directors.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the Chairman of the Board of Directors or a majority of the members of the Board of Directors.

     SECTION 6. NOTICE. Written notice of any regular meeting or a special meeting shall be given at least ten (10) days prior thereto, either personally or by air courier, addressed to each director at his address as it appears on the records of the corporation; provided, however, that written notice of any regular meeting or a special meeting to be conducted by conference telephone shall be given at least three (3) days prior thereto, either personally, or by air courier. If by air courier, such notice shall be deemed to be delivered when deposited with the air courier, with postage thereon prepaid

     SECTION 7. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as expressly provided otherwise by the Delaware General Corporation Law, the Certificate of Incorporation, or other provisions of these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the corporation and such director or between the corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer, or has a financial interest, is authorized or considered at such meeting.

     SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 9. ACTION BY CONFERENCE TELEPHONE. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     SECTION 10. COMMITTEES. The Board of Directors, by resolution adopted by the majority of the whole Board, may designate one (1) or more committees, each committee to consist of two (2) or more directors. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of

Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; nor shall such committee have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 11. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for serving on such committees and attending committee meetings.

ARTICLE IV

OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer (“CEO”), a President (if deemed necessary by the Board of Directors), one (1) or more Senior Vice Presidents (the number thereof to be determined by the Board of Directors), one (1) or more Corporate Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed directly by the CEO. Any three (3) or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected or appointed by the Board of Directors and shall serve until their successors shall be elected or appointed by the Board. Any officer elected or appointed by the Board may be removed, with or without cause, at any time by the Chairman of the Board or the CEO; provided that, for those officers who have written employment contracts with the corporation, the provisions of such contracts shall govern and control the issue of their removal from office. The Chairman of the Board and the CEO, however, may only be removed by the affirmative vote of a majority of all directors, and this provision of the By-Laws shall not be amended without the affirmative vote of a majority of all directors. An officer may resign at any time upon written notice to the corporation.

     SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; the Chairman shall be empowered to sign all certificates, contracts and other instruments of the corporation; and the Chairman shall have such other duties and shall supervise such matters as may be designated to him by the Board of Directors.

     SECTION 4. THE CHIEF EXECUTIVE OFFICER. The CEO shall have general and active supervision of the business of the corporation subject to the direction of the Board of Directors; the CEO shall be empowered to sign or countersign all certificates, contracts or other instruments of the corporation; the CEO shall serve on the ESOP Committee of the corporation’s employee stock ownership plan as long as such plan is in existence; and the CEO shall perform any and all duties assigned to him by the Board of Directors or as are incident to the office of the CEO of a corporation.

     SECTION 5. THE PRESIDENT. If appointed or elected by the Board of Directors, the President shall be the chief operating officer of the Company; the President shall have general and active supervision of the business of the corporation subject to the direction of the CEO; the President shall be empowered to sign or countersign all certificates, contracts or other instruments of the corporation; and the President shall perform any and all duties assigned to him by the Board of Directors or directed by the CEO or as are incident to the office of the President of a corporation.

     SECTION 6. THE SENIOR VICE PRESIDENTS. In the absence of the CEO and the President (if any) or in the event of their inability or refusal to act, the Senior Vice President (or in the event there be more than one Senior Vice President, the Senior Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the CEO and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO and the President. The Senior Vice President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or directed by the CEO or the President (if any).

     SECTION 7. THE CORPORATE VICE PRESIDENTS. The Corporate Vice Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors or directed by the CEO, the President (if any) or the Senior Vice Presidents.

     SECTION 8. THE SECRETARY. The Secretary shall keep the minutes of the proceedings of the stockholders and the Board of Directors; the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these By-Laws or as required by law; the Secretary shall be custodian of the corporate records and of the seal of the corporation; the Secretary shall keep at the registered office or principal place of business of the corporation a record of the stockholders of the corporation, giving the names and addresses of all such stockholders (which addresses shall be furnished to the Secretary by such stockholders) and the number and class of the shares held by each; the Secretary shall have general charge of the stock transfer books of the corporation; and in general the Secretary shall perform all duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the CEO or the President (if any).

     SECTION 9. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors; and in general shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the CEO or the President (if any).

     SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, if any, in general shall perform such duties as from time to time may be assigned to them by the Secretary or Treasurer, as the case may be, or by the Chairman of the Board of Directors, the CEO or the President (if any), and shall in the absence of the Secretary or Treasurer, as the case may be, perform his functions.

ARTICLE V

CERTIFICATES OF STOCK

     SECTION 1. SIGNATURE BY OFFICERS. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by (1) the Chairman of the Board of Director, the CEO, the President (if any) or a Senior Vice President, and (2) by the Treasurer or the Secretary or an Assistant Secretary or an Assistant Treasurer of the corporation, certifying the number of shares owned by the stockholder in the corporation.

     SECTION 2. FACSIMILE SIGNATURES. The signature of the Chairman of the Board of Directors, CEO, President (if any), Senior Vice Presidents, Corporate Vice Presidents, Treasurer, Secretary, Assistant Secretaries or Assistant Treasurers may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

     SECTION 3. LOST CERTIFICATES. The Board of Directors or any committee thereof may direct a new certificate or certificates to be issued by the corporation in place of a certificate or certificates alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or any committee thereof may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may close the stock transfer books of the corporation for a period of no more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of no more than sixty (60) nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date of no more than sixty (60) nor less than ten (10) days preceding the date of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI

OWNERSHIP OF SHARES

     Ownership of substantially all outstanding shares of capital stock of the corporation is limited to the Alion Science and Technology Corporation Employee Savings, Ownership and Investment Trust.

ARTICLE VII

CONTRACT AND CHECKS

     SECTION 1. CONTRACTS. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the Chairman of the Board of Directors, CEO, President (if any), or any Senior Vice President, Corporate Vice President, Treasurer, or the Secretary, or any Assistant Secretary or Assistant

Treasurer, may execute the same in the name of and on behalf of the corporation and may affix the corporate seal thereto.

     SECTION 2. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VIII

DIVIDENDS

     SECTION 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or contractual rights, or in shares of the capital stock, subject to the provisions of the Delaware General Corporation Law.

     SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

FISCAL YEAR

     The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE X

WAIVER OF NOTICE

     Whenever any notice whatever is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

ARTICLE XI

SEAL

     The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

ARTICLE XII

INDEMNIFICATION

     SECTION 1. INDEMNIFICATION. The corporation, to the fullest extent permitted by the Delaware General Corporation Law, including, without limitation, to the fullest extent permitted by Section 145 of the same (as that section may be amended and supplemented from time to time), shall indemnify any director, and officer which it shall have power to indemnify under Section 145, and also any employee who acts as a “fiduciary” of any benefit plan of the corporation against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this ARTICLE XII (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these By-Laws, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or fiduciary and (iii) shall inure to the benefit of the heirs, executors and administrators of such person. The corporation’s obligation to provide indemnification under this ARTICLE XII shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

     Expenses incurred by a director or officer of the corporation, or by an employee who acts as a fiduciary of any employee benefit plan of the corporation, in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director or officer of the corporation (or was serving at the corporation’s request as a director or officer of another corporation), or by reason of the fact that he is or was acting as a fiduciary of any employee benefit plan of the corporation, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or fiduciary to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the Delaware General Corporation Law.

     To assure indemnification under this ARTICLE XII of all such employees who are determined by the corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the corporation which may exist from time to time, such Section 145 shall, for the purposes of this ARTICLE XII, be interpreted as follows: an “other enterprise” shall be deemed to include such employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled the “Employee Retirement Income Security

Act of 1974,” as amended from time to time, or an employee stock ownership plan; the corporation shall be deemed to have requested an employee to serve as a fiduciary of an employee benefit plan where the performance by such employee of his duties to the corporation also imposes duties on, or otherwise involves services by, such employee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an employee with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines”; and action taken or omitted by an employee with respect to an employee benefit plan in the performance of such employee’s duties for a purpose reasonably believed by such employee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

     SECTION 2. CONTRACT. The provisions of SECTION 1 above shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time when such By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts.

     SECTION 3. NON-EXCLUSIVITY. The rights of indemnification provided by this ARTICLE XII shall not be deemed exclusive of any other rights to which any director or officer of the corporation may be entitled apart from the provisions of this ARTICLE XII.

     SECTION 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was an employee or agent of the corporation.

     SECTION 5. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employer or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.

ARTICLE XIII

AMENDMENTS

     Except as expressly provided otherwise by the Delaware General Corporation Law, the Certificate of Incorporation, or other provisions of these By-Laws, these By-Laws may be altered, amended or repealed and new By-Laws adopted at any regular or special meeting of the Board of Directors by an affirmative vote of a majority of all directors; provided, however, that at least ten days advance written notice of the meeting is given to the directors, describing the proposed amendment or alteration of these By-Laws.